DECLARATION OF ASSIGNMENT

I, Keith R. White, as Chief Executive Officer of AWG International, Inc., do hereby declare and confirm the following:

A. A properly executed technology license agreement dated April 13, 2010 (the "License Agreement") exists between Everest Water Ltd., a corporation organized under the laws of the Bahamas (as Licensor), and Canamera Management, Inc., a corporation organized under the laws of the Republic of Panama (as Licensee), that grants certain rights to Canamera Management, Inc. in U.S. Patent No. 7,272,947 ("'947 Patent") and "any U.S. or foreign patents derived therefrom and any patent on an improvement thereto" (collectively the "Licensed Patent" as defined in the License Agreement);

B. Canamera Management, Inc. properly and irrevocably assigned its rights under the License Agreement to AWG International, Inc., a Nevada corporation, in a document dated April 13, 2010;

C. Clause VII (c) of the License Agreement states the following:

> In the event Licensor becomes insolvent or Licensor is dissolved or otherwise ceases to be a legal entity without the Licensed Patents being assigned to another legal entity, the license granted herein shall become a fully paid assignment of the Licensed Patent to Licensee effective one day before such condition occurs or is determined by Licensee and Licensee shall by these terms be authorized to record said assignment with the U.S. Patent and Trademark Office and other patent offices of other jurisdictions as appropriate if accompanied by Licensee's sworn statement of the stated condition by Licensee. . . . ;

D. Based on opinion of Bahamian counsel, Everest Water, Ltd. is insolvent under the Bahamas law due mainly to the existence of significant outstanding debts that have remained unpaid at least for the past two (2) years;

E. To my knowledge, and based on the USPTO assignment records, Everest Water Ltd. became insolvent without first assigning the '947 Patent or any patents derived therefrom or related thereto;

NOW, THEREFORE, based on the above, I hereby declare that

1. The entire right, title and interest in and to U.S. Patent No. 7,272,947, U.S. Patent No. 7,886,557, PCT Patent Application No. PCT/US2005/031948, and all patents and patent applications throughout the world existing now or in the future, domestic and foreign, that claim

priority directly or indirectly to the above-listed U.S. patents and PCT application, including, without limitation, the following:

i. Australian Patent No. 2005282371
ii. Canadian Patent Application No. 2580623
iii. Chinese Patent Application No. 200580037832.X
iv. European Patent Application No. 05 803 635.8
v. Korean Patent Application No. 1020077007084
vi. Mexican Patent No. 275533
vii. Viet Nam Patent Application No. 1200700763

and any and all divisions, reissues or continuations of any patent application or issued patent listed above in this paragraph 1 (collectively the "Patents"), and all inventions and technology covered by the Patents, is hereby transferred to AWG International, Inc.

2. The Patents and the inventions and technology covered thereby shall be held and enjoyed by AWG International, Inc., and its successors and assigns, for its exclusive use and benefit as fully and entirely as the same would have been held and enjoyed by Everest Water Ltd. had this assignment not been made.

3. I hereby authorize and request all applicable patent offices throughout the world to issue letters patent on the Patents and the inventions and technology described thereby to AWG International, Inc.

AWG International, Inc.

FEB 14th/2013
Date

Keith R. White
Chief Executive Officer

PROVINCE OF BRITISH COLUMBIA)
) ss.
COUNTY OF WESTMINSTER)

On this 14 day of February, ~~2012~~ 2013, before me, the undersigned, a Notary Public in and for the Province of British Columbia, personally appeared Keith R. White, to me known to be Chief Executive Officer of AWG International, Inc., the party that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said parties, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF I have hereunto set my hand and official seal this day and year first above written.

Notary Public in and for the Province of British Columbia
residing at Mission B.C.
Commission Expires: Life Appointment

YVONNE M. GEIB, NOTARY PUBLIC
Unit B- 32757 Logan Ave.
Mission, BC V2V 6K7
604-826-5755